UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

Date of Report: November 17, 2008 (Date of earliest event reported)
Natural Health Trends Corp. (Exact name of registrant as specified in its charter)

TX (State or other jurisdiction of incorporation)	0-26272 (Commission File Number)	59-2705336 (IRS Employer Identification Number)

2050 Diplomat Drive (Address of principal executive offices)		75234 (Zip Code)
(972) 241-4080 (Registrant's telephone number, including area code)

Not Applicable (Former Name or Former Address, if changed since last report)

 Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On November 24, 2008, the Company issued a press release announcing that, on November 17, 2008, Joe Wood accepted his appointment by the Company's Board of Directors to be the Company's Chief Operating Officer. The Board determined that, as Chief Operating Officer, Mr. Wood will be the Company's prinicipal operating officer. Because this position is not a policy-making postion , Mr. Wood will not be an executive officer of the Company.

Mr. Wood, age 44, has been the Company's President of NHT Global, North Asia, since April 2008, overseeing the Company's Korean and Japanese markets and assisting all of the Comapany's Asian markets with product development. Mr. Wood joined the Company in 2002 as the president of the Company's Korean subsidiary. Mr. Wood was responsible for starting up the Korean operations from scratch and built the Korean company into a good business.

Item 9.01. Financial Statements and Exhibits

(a) Financial statements:
            None
(b) Pro forma financial information:
            None
(c) Shell company transactions:
            None
(d) Exhibits
            99.1       Press Release of Natural Health Trends Corp. dated November 24, 2008

SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 24, 2008	NATURAL HEALTH TRENDS CORP. By: /s/ Gary C. Wallace Gary C. Wallace General Counsel

Exhibit Index
Exhibit No.	Description
99.1	Press Release of Natural Health Trends Corp. dated November 24, 2008